ERNST & YOUNG LLP




January 31, 2000


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC
20549

Re: Voice Mobility Inc.

Dear Sirs,

     We have read Part II, item 3 of Voice Mobility International's Amendment No. 4 to Registration Statement on Form 10-SB dated January 31, 2000 and are in agreement with the statements contained in therein to the extent relating to Ernst & Young LLP.

                                                Yours very truly,


                                                /s/ ERNST & YOUNG LLP
                                                ---------------------
                                                 Ernst & Young LLP